As filed with the Securities and Exchange Commission on October 31, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

BB&T Corporation
(Exact name of registrant as specified in its charter)

North Carolina	56-0939887
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina 27101
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing 1/1,000th interest in a share of Series F Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this Form relates: 333-175538

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to Be Registered.

The description of the Depositary Shares being registered hereby, including the Series F Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-3 (No. 333-175538) of BB&T Corporation, as filed with the Commission on July 13, 2011, and the final Prospectus Supplement dated October 24, 2012, as filed with the Commission on October 25, 2012, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits.

4.1	Articles of Amendment of BB&T Corporation with respect to Series F Non-Cumulative Perpetual Preferred Stock filed October 29, 2012 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of BB&T Corporation filed October 31, 2012).

4.2	Deposit Agreement dated October 31, 2012 between BB&T Corporation and Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of BB&T Corporation filed October 31, 2012).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE

Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BB&T CORPORATION

By:/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: October 31, 2012

INDEX TO EXHIBITS

4.1	Articles of Amendment of BB&T Corporation with respect to Series F Non-Cumulative Perpetual Preferred Stock filed October 29, 2012 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of BB&T Corporation filed October 31, 2012).

4.2	Deposit Agreement dated October 31, 2012 between BB&T Corporation and Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of BB&T Corporation filed October 31, 2012).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).